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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-90946, 333-05155, 333-07561, 333-07563,
333-07565, 333-44998, 333-53769, 333-53777, 333-64830, 333-64838 and 333-77031),
and in the Registration Statements on Form S-3 (Nos. 333-32168, 333-32180, 333-45636, 333-65462 and 333-72628), of Sapient Corporation of our report dated January 29, 2003, except for the last paragraph in Note 15, for which the date is March 6, 2003, relating to the financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 29, 2003 relating to the financial statement schedule which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 7, 2003